Cancer Genetics Announces Transformative and Accretive Acquisition of vivoPharm, a Global Oncology & Immuno-Oncology Discovery Services Company

▪	Acquisition Strengthens CGI’s Bench-to-Bedside Capabilities and Bolsters Growth with Global Customer Base of Biopharma Partners

▪	Expands Discovery and Early Development Revenue Base with Highly Complementary Biotechnology and Pharmaceutical Customers, Especially in Europe and Asia-Pacific

▪	Acquisition is Expected to be Immediately Accretive Based on vivoPharm’s History of Profitability

▪	Increases Immuno-Oncology and Pharmacology Capabilities Adding Over 55 New Projects with Over 30 in Immuno-Oncology

▪	Transforms Operations & Value Proposition by Increasing Drug Identification, Drug Rescue and Drug Repurposing Capabilities

▪	vivoPharm Studies Have Been Utilized to Support Over 200 IND Submissions Across a Range of Indications

▪	Total Purchase Price of USD $12 Million, with Proceeds to be 90% CGIX stock, and 10% cash

▪	Details of the Strategy and Transaction to be Provided at 5pm Eastern, Monday August 14, 2017 during the Second Quarter Earnings Conference Call

RUTHERFORD, N.J. and MELBOURNE, VIC AUSTRALIA, Aug. 14, 2017 (GLOBE NEWSWIRE) -- Cancer Genetics, Inc. (Nasdaq: CGIX) (“CGI” or “the Company”) and vivoPharm Pty. Ltd. (“vivoPharm”) announced today they have entered into a definitive agreement for Cancer Genetics to acquire vivoPharm for approximately $12 million USD. This transaction will significantly strengthen CGI's position as a premier leader for oncology discovery, in vivo and in vitro drug development and early phase clinical trial testing for biotechnology and pharmaceutical companies. With over a decade of experience in delivering a wide range of discovery and preclinical services to support drug development, target validation and biomarker analysis, vivoPharm has supported over 200 IND submissions for innovative therapies, with a significant focus on immuno-oncology.

“This accretive acquisition immediately strengthens our market position as the premier partner for oncology therapeutic and diagnostic development while furthering our mission to change patient outcomes and improve industry insight into the mechanisms of oncology,” said Mr. Panna Sharma, President and CEO of Cancer Genetics, Inc. “Partnering with biotechnology and pharmaceutical companies to continue advancing our market share in oncology testing and diagnostics has been a proven approach in the development of CGI. vivoPharm furthers our biopharma strategy and adds

For Immediate Release        4:00pm Eastern, August 14, 2017

capabilities to enable our strategy to rescue and repurpose oncology drugs while providing us enhanced, revenue-generating capabilities across a broad and globally diverse client base.”

vivoPharm has developed industry recognized capabilities in early phase development and discovery, especially in immuno-oncology models, tumor micro-environment studies, specialized pharmacology services, and PDx (patient derived xenograft) model studies that support basic discovery, preclinical and phase 1 clinical trials. vivoPharm presently serves over forty biotechnology and pharmaceutical companies across five continents in over 55 studies and trials with highly specialized development, clinical and preclinical research. The vivoPharm team is led by Dr. Ralf Brandt and will be fully integrated as the flagship in CGI's Discovery Services offering with Dr. Brandt serving as the President of CGI Discovery & Early Development Services.

Dr. Ian Nisbet, Chairman of vivoPharm, stated: “We are delighted to unite vivoPharm and CGI to create an integrated bench to bedside service offering that will expedite drug development, improve the lives of patients worldwide and build value for company shareholders and employees.”

As a market-leading contract research organization (“CRO”), vivoPharm services approximately forty clients, the majority of which are located outside the U.S., with its diverse client base, ranging from virtual biotech companies to large top 10 pharmaceutical companies. vivoPharm has generated compounded annual revenue growth of 14% over the past three fiscal years, and has expected USD revenues of approximately $5 million in the most recent fiscal year (vivoPharm’s fiscal year ends on June 30). vivoPharm specializes in planning and conducting unique, specialized studies to guide drug discovery and development programs with a concentration in oncology and immuno-oncology, ranging from early compound selection to developing comprehensive sets of in vitro and in vivo data, as needed for FDA Investigational New Drug (“IND”) applications. vivoPharm’s studies have been utilized to support over 200 IND submissions to date across a range of therapeutic indications, including lymphomas, leukemia, GI-cancers, liver cancer, pancreatic cancer, non-small cell lung cancer, and other non-cancer rare diseases.

“We are looking forward to making significant market impact by combining vivoPharm's unique value proposition of integrated preclinical, safety and biomarker profiling, both in vitro and in vivo, with Cancer Genetics and a team at the forefront of precision oncology development,” said Dr. Ralf Brandt, CEO and Managing Director of vivoPharm. “Our teams are dedicated to working closely together to deliver a complete end-to-end solution from discovery and early development through companion diagnostic development and patient monitoring. The business of our customers and partners will be strengthened by the expanded reach, investment and capability of the joint companies.”

Dr. Brandt will become President of Discovery & Early Development Services at CGI upon completion of the acquisition, which is expected to close on Tuesday, August 15, 2017 and lead the integration of 32 people into Cancer Genetics while continuing to service vivoPharm’s global customer base. Over the past 10 years, vivoPharm has generated an extensive library of market-leading human xenograft and syngeneic

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tumor models, including subcutaneous, orthotopic and metastatic models. vivoPharm’s specialized tumor and disease models, toxicology and pharmacology services and animal imaging capabilities provide CGI opportunities to deepen its relationships with existing biopharma customers through additional discovery and downstream molecular work, while also furthering CGI’s previously announced initiative aimed at early-phase drug repurposing and drug rescue programs.
Since being awarded its Good Laboratory Practices (“GLP”) compliance status in 2004, vivoPharm is equipped to execute a broad range of toxicology studies in various mammalian species in accordance with the appropriate regulatory standards. With 32 full-time employees globally, vivoPharm operates approximately 14,000 square feet of AAALAC-accredited and GLP-compliant, state-of-the-art laboratories in Melbourne, Australia and Hershey, Pennsylvania, and maintains a presence in Munich, Germany dedicated to project management, client services and clinical affairs.
The purchase price is approximately USD $12 million, which will include USD $1.2 million in cash and the remaining 90% will be shares of CGI common stock based on the volume weighted average price (VWAP) over the last 20 business days. The transaction has been approved by the Boards of Directors of both companies. Additionally on August 14, CGI entered into an equity financing arrangement for up to USD $16 million to fund the acquisition, and increase working capital for general corporate purposes. The initial tranche of funding will be USD $3 million, and additional tranches can be accessed by CGI at the company’s discretion over the next 2 years.
The acquisition is expected to be immediately accretive, adding both revenue and income. The combination of capabilities is expected to create considerable business opportunities in both pre-clinical studies and immuno-oncology clinical trials, to further accelerate CGI's strategy to be the premier partner of choice for oncology innovation and development from bench to bedside.

ABOUT CANCER GENETICS
Cancer Genetics, Inc. is a leader in enabling precision medicine in oncology from bench to bedside through the use of oncology biomarkers and molecular testing. CGI is developing a global footprint with locations in the US, India and China. We have established strong clinical research collaborations with major cancer centers such as Memorial Sloan Kettering, The Cleveland Clinic, Mayo Clinic, Keck School of Medicine at USC and the National Cancer Institute.
The Company offers a comprehensive range of laboratory services that provide critical genomic and biomarker information. Its state-of-the-art reference labs are CLIA-certified and CAP-accredited in the US and have licensure from several states including New York State.
For more information, please visit or follow CGI at:
Internet: www.cancergenetics.com
Twitter: @Cancer_Genetics
Facebook: www.facebook.com/CancerGenetics
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Cancer Genetics Inc.’s expectations regarding the completion, timing, pricing and size of the offering described in this press release constitute forward-looking statements.

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Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2016 and the Form 10-Q for the Quarter ended June 30, 2017 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

For Immediate Release        4:00pm Eastern, August 14, 2017